UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2021

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1835 Market Street, Suite 2601

Philadelphia, Pennsylvania, 19103

(Address of Principal Executive Office) (Zip Code)

(267) 270-4800

(Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On July 26, 2021, Independence Realty Trust, Inc., a Maryland corporation (“IRT”), Independence Realty Operating Partnership, LP, a Delaware limited partnership and a subsidiary of IRT (“IRT OP”), and IRSTAR Sub, LLC, a Maryland limited liability company and a wholly-owned subsidiary of IRT (“IRT Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Steadfast Apartment REIT, Inc., a Maryland corporation (“STAR”), and Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership and a subsidiary of STAR (“STAR OP”).

The Merger Agreement provides that, among other things and on the terms and subject to the satisfaction or waiver of the conditions set forth therein, (1) STAR will be merged with and into IRT Merger Sub (the “Company Merger”), with IRT Merger Sub surviving as a wholly-owned subsidiary of IRT, and (2) immediately following the Company Merger, STAR OP will be merged with and into IRT OP (the “Partnership Merger” and, together  with the Company Merger, the “Mergers”), with IRT OP surviving.

At the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of STAR (“STAR Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time (other than certain shares set forth in the Merger Agreement) will be converted automatically into the right to receive 0.905 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of IRT (“IRT Common Stock”), with cash paid in lieu of fractional shares. The Exchange Ratio is fixed, and no change will be made to the Exchange Ratio if the market price of IRT Common Stock changes before consummation of the Mergers.

Each share of STAR Common Stock outstanding immediately prior to the Company Merger Effective Time that is subject to vesting or forfeiture conditions, other than vesting or forfeiture conditions that terminate at the Company Merger Effective Time (such shares, the “STAR Restricted Shares”) will be subject to the same vesting or forfeiture conditions as were applicable to the STAR Restricted Shares.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), (1) each unit of limited partnership interest of STAR OP designated as a “Class A Common Unit” (each a “Class A STAR OP Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time and owned by STAR or a subsidiary of STAR will be converted automatically into the right to receive a number of common units (each, an “IROP Common Unit”) of limited partnership of IRT OP equal to the Exchange Ratio and will be owned by IRT through IRT Merger Sub and (2) each unit of limited partnership interest of STAR OP designated as a “Class A-2 Common Unit” or “Class B Common Unit” issued and outstanding immediately prior to the Partnership Merger Effective Time will be converted automatically into the right to receive a number of IROP Common Units that generally will have the same rights as the currently issued and outstanding IROP Common Units, including as to distributions, but, in certain cases, will be subject to additional restrictions as to when the holders thereof may exercise redemption rights.  Holders of IROP Common Units generally have the right, subject to certain time restrictions, to tender their IROP Common Units, in whole or in part, to IRT OP for redemption for a cash amount based on the then market price of an equivalent number of shares of IRT Common Stock, and IRT may thereupon elect, at its option, to satisfy the redemption by issuing one share of IRT Common Stock for each IROP Common Unit tendered for redemption.

Through the Mergers, STAR stockholders will receive, in aggregate, in exchange for their shares of STAR Common Stock, approximately 99.756 million shares of IRT Common Stock and limited partners in STAR OP will receive, in aggregate, in exchange for their STAR OP Units, approximately 6.429 million IROP Common Units.

The respective boards of directors of IRT and STAR have unanimously approved the Merger Agreement. IRT’s board of directors has unanimously resolved to recommend that the stockholders of IRT approve the issuance of IRT Common Stock in connection with the Mergers, by a majority of the votes cast by holders of IRT Common Stock, and STAR’s board of directors has unanimously resolved to recommend that the stockholders of STAR approve the Company Merger, by a majority of the outstanding shares of STAR Common Stock entitled to vote on the matter.

The Company Merger is intended to qualify as a reorganization for U.S. federal income tax purposes, and the Partnership Merger is intended to be treated as a transaction that is generally tax-free to the holders of STAR OP partnership units for U.S. federal income tax purposes.

The completion of the Mergers is subject to satisfaction or waiver of certain conditions, including (1) the receipt of required approvals from IRT’s common stockholders and from STAR’s common stockholders, (2) the authorization for listing of the shares of IRT

Common Stock to be issued in the Mergers or reserved for issuance in connection therewith on the New York Stock Exchange, (3) the effectiveness of the registration statement on Form S-4 to be filed by IRT pursuant to which shares of IRT Common Stock to be issued in connection with the Mergers are registered with the Securities and Exchange Commission (the “SEC”), (4) the absence of any order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any law that makes the consummation of the Mergers illegal, (5) the accuracy of each party’s representations and warranties, subject in most cases to materiality or material adverse effect qualifications, (6) material compliance with each party’s covenants, (7) the receipt by each of IRT and STAR of an opinion to the effect that the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and of an opinion as to the qualification of IRT and STAR, respectively, as a real estate investment trust (“REIT”) under the Code and (8) the receipt of certain lender consents.

The Merger Agreement contains customary representations and warranties by each party.  The parties have also agreed to various customary covenants and agreements, including, among others, to conduct their businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the completion of the Mergers, to not engage in certain kinds of transactions during this period and to maintain REIT status. Additionally, IRT and STAR have agreed that, prior to the consummation of the Mergers, each may continue to pay their regular monthly/quarterly dividends, but may not increase the amounts, except to the extent required to maintain REIT status, subject to certain limitations. The parties will coordinate record and payment dates for all pre-closing dividends.

Each of IRT and STAR has agreed to covenants prohibiting each party from soliciting, providing non-public information and entering into discussions or agreements concerning proposals relating to an alternative business combination transaction, subject to certain limited exceptions. Prior to obtaining the requisite stockholder approval, the board of directors of either party may change its recommendation or terminate the Merger Agreement (to enter into an agreement with respect to a superior proposal) if (1) it has received an unsolicited written acquisition proposal that constitutes a superior proposal, and (2) its board of directors determines, after consultation with outside legal counsel and independent financial advisors, that (x) failure to do so would be inconsistent with the directors’ duties under applicable law, and (y) taking into account any changes to the Merger Agreement proposed in response by the other party, that the superior proposal continues to constitute a superior proposal.  The board of directors of either party may also change its recommendation in response to a material development or change in circumstances that was not known by it as of the date of the Merger Agreement if such party’s board of directors determines, after consultation with outside legal counsel, taking into account any changes to the Merger Agreement proposed in response by the other party, that failure to do so would be inconsistent with the directors’ duties under applicable law.

The Merger Agreement contains certain termination rights for IRT and STAR. The Merger Agreement can be terminated by either IRT or STAR (1) by mutual written consent; (2) if the Mergers have not been consummated by an outside date of January 31, 2022; (3) if there is a permanent, non-appealable injunction or law restraining or prohibiting the consummation of the Mergers; (4) if stockholders of either IRT or STAR fail to approve the transactions; (5) if the other party’s board of directors changes its recommendation in favor of the transactions or the other party enters into an alternative acquisition agreement with respect to a superior proposal; (6) if the other party has materially breached its covenant not to solicit acquisition proposals or its covenant to hold its stockholder meeting; (7) in order to enter into a superior proposal (subject to compliance with certain terms and conditions included in the Merger Agreement); or (8) if the other party has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period.

Upon a termination of the Merger Agreement, under certain circumstances, including entering into an agreement with respect to a superior proposal, STAR will be required to pay to IRT a termination fee of $74.0 million, and in certain other circumstances, including entering into an agreement with respect to a superior proposal, IRT will be required to pay to STAR a termination fee of $74.0 million.

The Merger Agreement also provides that either IRT or STAR must pay the other party an expense reimbursement of up to $10.0 million, if the Merger Agreement is terminated (1) because such party’s stockholders fail to approve (a) in the case of IRT, the issuance of IRT Common Stock in connection with the Mergers or (b) in the case of STAR, the Company Merger or (2) because a breach of any representation or warranty or failure to perform any covenant or agreement has occurred, and cannot be cured within 20 days, that would cause such party to be unable to satisfy the closing conditions before January 31, 2022. The expense reimbursement will be set off against any termination fee if the termination fee later becomes payable.

The Mergers are currently expected to close in the fourth quarter of 2021. Upon consummation of the Mergers, IRT expects to assume or repay STAR indebtedness in the aggregate amount of approximately $2.13 billion as of June 30, 2021.

The foregoing summary of the Mergers and the Merger Agreement and the transactions contemplated thereby is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about IRT.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in IRT’s public disclosures.

Board and Executive Management

The Merger Agreement provides that at the Company Merger Effective Time:

•	Scott F. Schaeffer, currently IRT’s Chairman of the Board and Chief Executive Officer, will continue in these positions for the combined company;
•	James J. Sebra, currently IRT’s Chief Financial Officer, will continue in this position for the combined company;
•	Farrell M. Ender, currently IRT’s President, will continue in this position for the combined company;
•	Jessica K. Norman, currently IRT’s Executive Vice President and General Counsel, will serve as Chief Legal Officer of the combined company; and
•	Ella S. Neyland, currently STAR’s President, Chief Financial Officer and Treasurer, will serve as Chief Operating Officer of the combined company.

In addition, the Merger Agreement provides that at the Company Merger Effective Time the board of directors of IRT will be comprised of 10 directors, comprised of five incumbent directors of IRT (Scott F. Schaeffer, Melinda H. McClure, Richard D. Gebert, DeForest Blake Soaries Jr. and Lisa Washington) and five incumbent directors of STAR (Stephen R. Bowie, Ned W. Brines, Ana Marie del Rio, Ella S. Neyland and Thomas H. Purcell). Mr. Schaeffer will continue as Chairman of the Board.

Treatment of Mergers under IRT LTIP

In anticipation of IRT’s entry into the Merger Agreement, each of IRT’s executive officers (Messrs. Schaeffer, Ender, Sebra and Delozier and Ms. Norman) executed an Acknowledgment in the form attached hereto as Exhibit 10.1 acknowledging that the Mergers will not constitute a “Change in Control” as defined in the IRT 2016 Long Term Incentive Plan (the “IRT LTIP”).  Following the Mergers, each executive officer’s awards under the IRT LTIP will remain outstanding and subject to the same performance- and/or time-vesting conditions as would apply in the ordinary course.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 under the captions “Board and Executive Management” and “Treatment of Mergers under IRT LTIP” is incorporated by reference in this Item 5.02.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment

IRT submitted Articles of Amendment to the State Department of Assessments and Taxation of Maryland to increase the number of authorized shares of IRT common stock, $0.01 par value, from 300,000,000 to 500,000,000 and expects such Amendment to be effective July 27, 2021.

Amended and Restated Bylaws

On July 26, 2021, IRT’s board of directors approved and adopted an amendment to IRT’s Amended and Restated Bylaws (the “Bylaws”) to provide that (i) the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for claims for: (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporate Law (“MGCL”), or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of IRT, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of IRT to IRT or to the stockholders of IRT, (d) any action asserting a claim against IRT or any director or officer or other employee of IRT arising pursuant to any provision of the MGCL, IRT’s charter or Bylaws, or (e) any action asserting a claim against IRT or any director or officer or other employee of IRT that is governed by the internal affairs doctrine, and (ii) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Bylaws is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 7.01Regulation FD Disclosure.

Joint Investor Presentation

IRT and STAR have prepared a joint investor presentation with respect to the proposed merger transaction. Directors, officers and other representatives of IRT and/or STAR will present some or all of this investor presentation at various conferences and meetings in the coming months. A copy of the investor presentation is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference. The investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act regardless of any general incorporation language in the filing.

Joint Press Release

On July 26, 2021, IRT and STAR issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in the filing.

Item 8.01Other Events.

Lock-Up Agreement

On July 26, 2021, Rodney F. Emery, STAR’s current Chief Executive Officer, entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with IRT that generally restricts Mr. Emery from selling any of the shares of IRT Common Stock and IROP Common Units issuable to him or his controlled affiliates in the Mergers without the consent of IRT for a period of six months following the closing of the Mergers. The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lock-Up Agreement, a copy of which is attached as Exhibit 99.3 hereto and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which IRT operates and beliefs of and assumptions made by IRT management, involve uncertainties that could significantly affect the financial results of IRT or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to certain actions to be taken by IRT in connection with the closing of the Mergers. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although IRT believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, IRT can give no assurance that its expectations will be attained. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: IRT’s and STAR’s ability to complete the Mergers on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and lender consents and satisfaction of other closing conditions to consummate the Mergers; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks related to diverting the attention of IRT and STAR management from ongoing business operations; failure to realize the expected benefits of the Mergers; significant transaction costs and/or unknown or inestimable liabilities; the risk of stockholder litigation in connection with the proposed Mergers, including resulting expense or delay; the risk that STAR’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the Mergers; effects relating to the announcement of the Mergers or any further announcements or the consummation of the Mergers on the market price of the IRT Common Stock; the possibility that, if IRT does not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by financial analysts or investors, the market price of IRT Common Stock could decline; general adverse economic and local real estate conditions; the inability of residents to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; local real estate conditions; adverse changes in financial markets that result in increases in interest rates and reduced availability and increased costs of capital; increases in operating costs and real estate taxes; changes in the dividend policy for IRT Common Stock or IRT’s ability to pay dividends; impairment charges; unanticipated changes in IRT’s intention or ability to prepay certain debt prior to maturity; pandemics or other health crises, such as coronavirus disease 2019 (COVID-19); and other risks and uncertainties affecting IRT and STAR, including those described from time to time under the caption “Risk Factors” and elsewhere in IRT’s and STAR’s SEC filings and reports, including IRT’s Annual Report on Form 10-K for the year ended December 31, 2020, STAR’s Annual Report on Form 10-K for the year ended December 31, 2020, and future filings and reports by either company. Moreover, other risks and uncertainties of which IRT and STAR are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.  The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by IRT or STAR on their respective websites or otherwise.  Neither IRT nor STAR undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

This communication relates to a proposed merger transaction pursuant to the terms of the Merger Agreement. In connection with the proposed merger transaction, IRT will file with the SEC a registration statement on Form S-4 to register the shares of IRT Common Stock to be issued in connection with the proposed merger transaction.  The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of IRT and the stockholders of STAR. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document IRT and/or STAR may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF IRT AND STAR ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by IRT and/or STAR through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by IRT will be available free of charge on IRT’s internet website at http://www.irtliving.com or by contacting IRT’s Investor Relations Department by email at IRT@edelman.com or by phone at +1-917-365-7979. Copies of the documents filed with the SEC by STAR will be available free of charge on STAR’s internet website at http://www.steadfastliving.com or by contacting STAR’s Investor Relations Department by phone at +1-888-223-9951.

Participants in Solicitation

IRT, STAR, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of IRT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 18, 2021, and its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 29, 2021. Information about the directors and executive officers of STAR is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 12, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on June 14, 2021. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

2.1

Agreement and Plan of Merger, dated as of July 26, 2021, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP, IRSTAR Sub, LLC, LLC, Steadfast Apartment REIT, Inc. and Steadfast Apartment REIT Operating Partnership, L.P.*

3.2	Independence Realty Trust, Inc. Amended and Restated Bylaws.
10.1	Form of Executive Acknowledgement.**
99.1	Joint Press Release relating to the Mergers.
99.2	Joint Investor Presentation.
99.3	Lock-Up Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. IRT agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

**Management agreement or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

July 26, 2021	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer